UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation		000-51401	36-6001019
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

433 West Van Buren Street, Suite 501S			60607
Chicago,	IL		(Zip Code)
(Address of principal executive offices)
(312) 565-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In February 2025, Samuel J. Nicita, Executive Vice President & Chief Information Officer, notified the Federal Home Loan Bank of Chicago (the Bank) that he intends to retire from the Bank, although he had not yet determined an official date for his retirement. The Bank disclosed Mr. Nicita’s notification of his intention to retire in its Annual Report on Form 10-K for the year ended December 31, 2024.

On July 28, 2025, Kevin Solchenberger joined the Bank as its new Executive Vice President & Chief Information Officer. To ensure a smooth transition, Mr. Nicita will stay with the Bank in a senior advisor role until his retirement date, which is currently expected during the first quarter of 2026.

Signature(s)
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago
By: /s/ Michael A. Ericson
Name: Michael A. Ericson
Date: August 1, 2025	Title: President and Chief Executive Officer